UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	May 30, 2012

Intellicell Biosciences, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-49388	91-1966948
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

460 Park Avenue, 17th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 576-8700

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 1, 2012, Intellicell Biosciences, Inc. (the “Company”) filed a certificate of amendment to its Articles of Incorporation, as amended (the “Certificate”), to increase the authorized number of shares of common stock of the Company from 250,000,000 shares to 500,000,000 shares (the “Authorized Capital Change”).  A copy of the Certificate filed with the Secretary of State of Nevada is attached hereto as Exhibit 3.1.

Item 5.07 Submission of Matters to a Vote of Security Holders.

 On May 30, 2012, a majority of the voting capital stock of the Company took action by written consent pursuant to Section 78.320 of the Nevada Revised Statutes to approve the Authorized Capital Change.  A copy of the Certificate filed with the Secretary of State of Nevada for the Authorized Capital Change is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

3.1	Certificate of Amendment to the Articles of Incorporation, as amended, of Intellicell Biosciences, Inc., dated June 1, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELLICELL BIOSCIENCES, INC.

Date: June 4, 2012	By:	/s/ Dr. Steven Victor
Dr. Steven Victor
Chief Executive Officer

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